Exhibit 10.33

FOXX DEVELOPMENT HOLDINGS INC.
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of September 26, 2024 by and between Foxx Development Holdings Inc. (the “Company”), a company incorporated in the state of Delaware, and “Joy” Yi Hua, an individual (the “Executive”).

RECITALS

A.	The Company desires to employ the Executive and to assure itself of the services of the Executive during the term of Employment (as defined below).

B.	The Executive desires to be employed by the Company during the term of Employment and under the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1. POSITION

The Executive hereby accepts a position of Chief Financial Officer (the “Employment”) of the Company. The Executive hereby also accepts a position of Chief Financial Officer in Foxx Development Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

2. TERM

Subject to the terms and conditions of this Agreement, the Executive’s employment hereunder shall be effective as of the date of the closing of the Business Combination (the “Effective Date”), as specified in the Business Combination Agreement, dated February 18, 2024, by and among Acri Capital Acquisition Corporation (“ACAC”), the Company (f/k/a Acri Capital Merger Sub I Inc.), Acri Capital Merger Sub II Inc., and Foxx Development Inc. Upon expiration of the initial one-year term, the Employment shall be automatically extended for successive one-year terms unless either party gives the other party hereto a prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated earlier pursuant to the terms of this Agreement.

3. DUTIES AND RESPONSIBILITIES

The Executive’s duties at the Company will include all jobs assigned by the Company’s Chief Executive Officer. If the Executive is the Chief Executive Officer of the Company, the Executive’s duties will include all jobs assigned by the Board of Directors of the Company (the “Board”).

The Executive shall devote all of the working time, attention and skills to the performance of the duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement and the guidelines, policies and procedures of the Company approved from time to time by the Board.

The Executive shall use best efforts to perform all duties hereunder. The Executive shall not, without the prior written consent of the Board, become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be concerned or interested in the business or entity that competes with that carried on by the Company (any such business or entity, a “Competitor”), provided that nothing in this clause shall preclude the Executive from holding any shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere. The Executive shall notify the Company in writing of any interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

4. NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out the duties hereunder; and (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

5. LOCATION

The Executive will be based in Irvine, California, or any other location as requested by the Company during the term of this Agreement.

6. COMPENSATION AND BENEFITS

a)	Cash Compensation. The Executive’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Executive under applicable law) shall be provided by the Company pursuant to Schedule A hereto, subject to annual review and adjustment by the Company or the compensation committee of the Board (or the Board itself, before the formation of the compensation committee).

b)	Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible for participating in such plan pursuant to the terms thereof as determined by the Company.

c)	Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, and travel or holiday policy.

7. TERMINATION OF THE AGREEMENT

a)	By the Company. The Company may terminate the Employment for cause, at any time, without advance notice or remuneration, if (i) the Executive is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (ii) the Executive has been negligent or acted dishonestly to the detriment of the Company, (iii) the Executive has engaged in actions amounting to misconduct or failed to perform the duties hereunder and such failure continues after the Executive is afforded a reasonable opportunity to cure such failure, (iv) the Executive has died, or (v) the Executive has a disability which shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of the employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply.

In addition, the Company may terminate the Employment without cause, at any time, upon one-month prior written notice to the Executive. Upon termination without cause, the Company shall provide the Executive with a severance payment in cash in an amount equal to the Executive’s 3-month salary at the then current rate. Under such circumstance, the Executive agrees not to make any further claims for compensation for loss of office, accrued remuneration, fees, wrongful dismissal or any other claim whatsoever against the Company or its subsidiaries or the respective officers or employees of any of them.

b)	By the Executive. If there is a material and substantial reduction in the Executive’s existing authority and responsibilities, the Executive may resign upon one-month prior written notice to the Company. In addition, the Executive may resign prior to the expiration of the Agreement if such resignation is approved by the Board or an alternative arrangement with respect to the Employment is agreed to by the Board.

c)	Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

8. CONFIDENTIALITY AND NONDISCLOSURE

In the course of the Executive’s services, the Executive may have access to the Group’s and/or the Group’s customer or supplier’s and/or prospective customer or supplier’s trade secrets and confidential information, including but not limited to those embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles, pertaining to the Group and/or the Group’s customer or supplier’s and/or prospective customer or supplier’s business. All such trade secrets and confidential information are considered confidential. All materials containing any such trade secret and confidential information are the property of the Group and/or the Group’s customer or supplier and/or prospective customer or supplier, and shall be returned to the Group and/or the Group’s customer or supplier and/or prospective customer or supplier upon expiration or earlier termination of this Agreement. The Executive shall not directly or indirectly disclose or use any such trade secret or confidential information, except as required in the performance of the Executive’s duties in connection with the Employment, or pursuant to applicable law. The Executive shall enter into the Employee Proprietary Information and Invention Assignment Agreement with the Company, a form of which is attached to this Agreement as Schedule B.

9. CONFLICTING EMPLOYMENT.

The Executive hereby agrees that, during the term of the employment with the Company, the Executive will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Group is now involved or becomes involved during the term of the Executive’s employment, nor will the Executive engage in any other activities that conflict with the Executive’s obligations to the Group without the prior written consent of the Company.

10. NON-COMPETITION AND NON-SOLICITATION

In consideration of the compensation provided to the Executive by the Company hereunder, the adequacy of which is hereby acknowledged by the parties hereto, the Executive agree that during the term of the Employment and for a period of one year following the termination of the Employment for whatever reason:

a)	The Executive will not approach clients, customers or contacts of the Group or other persons or entities introduced to the Executive in the Executive’s capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Group and such persons and/or entities;

b)	unless expressly consented to by the Company, the Executive will not assume employment with or provide services as a director or otherwise for any Competitor, or engage, whether as principal, partner, licensor or otherwise, in any Competitor; and

c)	unless expressly consented to by the Company, the Executive will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Group employed as at or after the date of such termination, or in the year preceding such termination.

The provisions contained in Section 10 are considered reasonable by the Executive and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

This Section 10 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 10, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

11. WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company or the Group may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

12. ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

13. SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

14. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Executive acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

15. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law principles.

16. AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

17. WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

18. NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party; or (iv) sent by e-mail with confirmation of receipt.

19. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

20. NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Foxx Development Holdings Inc.

By:	/s/ Gregory Foley
Name:	Gregory Foley
Title:	Chief Executive Officer

Executive

Signature:	/s/ “Joy” Yi Hua
Name:	“Joy” Yi Hua

Schedule A

Cash Compensation

As compensation for your services to the Company, you will receive upon execution of this Agreement a compensation of $300,000 for each calendar year of service under this Agreement on a pro-rated basis, payable by Foxx Development Holdings Inc.

Schedule B

Employee Proprietary Information and Invention Assignment Agreement